Exhibit 10.17.15

OLD DOMINION FREIGHT LINE, INC.
2012 PHANTOM STOCK PLAN
ARTICLE 1.    PURPOSE. Old Dominion Freight Line, Inc. (as defined below, the “Company”) hereby adopts this 2012 Phantom Stock Plan. The Plan is intended to qualify as a “top-hat” plan under ERISA, in that it is intended to be an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) which is unfunded and provides benefits only to a select group of management or highly compensated employees of the Company. The purposes of the Plan are:
(i)    To promote the long-term financial interests and growth of the Company by attracting and retaining key management employees with the training, experience, and ability to enable them to make a substantial contribution to the success of the business of the Company;
(ii)    To motivate the Participant by means of growth-related incentives to achieve the Company’s long range goals;
(iii)    To further the identity of interests of key management employees with those of the Company’s shareholders; and
(iv)    To allow each Participant to share in the potential increase in value of the Company following the date such Participant is granted Phantom Stock in accordance with the terms of the Plan and to assist each Participant with his or her retirement preparation goals.
ARTICLE 2.    DEFINITIONS. In addition to other terms defined herein or in an Award Agreement, wherever used in this Plan, including ARTICLE 1 and this ARTICLE 2, the following terms shall have the meanings set forth below (unless the Administrator determines otherwise):
2.1.    “Administrator” means the Board of Directors or, upon its delegation, a committee of the Board (the “Committee”) comprised of two or more members of the Board, each of whom is a “non-employee director,” as defined in Rule 16b-3 adopted under the Exchange Act or otherwise in compliance with Rule 16b-3. Further, to the extent required by Section 162(m) of the Code, the Committee shall be comprised of two or more “outside directors” (as such term is defined in Section 162(m) of the Code) or as may otherwise be permitted under Section 162(m) of the Code. In addition, each Committee member shall qualify as an “independent director” under applicable stock exchange rules if and to the extent required.
2.2.    “Affiliate” means any majority-owned subsidiary of the Company and any other business entity which is controlled by, under common control with or controls the Company.
2.3.    “Applicable Law” means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Exchange Act, the Securities Act, the Code, ERISA and the listing or other rules of any applicable stock exchange.
2.4.    “Award” means a grant of Phantom Stock.

2.5.    “Award Agreement” an agreement entered into between the Company and the Participant evidencing the terms of Phantom Stock and such other terms and conditions as may be determined by the Administrator.
2.6.    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7.    “Change of Control” means and will be deemed to have occurred on the earliest of the following dates which occurs after the Effective Date, as determined by the Administrator:
(a)    The date any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, is or becomes (or publicly discloses that such person or group is or has become), directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that the event described in this subparagraph (a) shall not be deemed to be a Change of Control by virtue of the beneficial ownership, or the acquisition of beneficial ownership, of voting securities by (i) any employee benefit plan sponsored or maintained by the Company or by a person controlled by the Company; (ii) any underwriter (as such term is defined in Section 2(a)(11) of the Securities Act) that beneficially owns voting securities temporarily in connection with an offering of such securities; or (iii) any member of the family of Earl E. Congdon or John R. Congdon unless David S. Congdon, acting in good faith, provides written notice to the Company that David S. Congdon believes, and within twenty (20) business days after the Company receipt of David S. Congdon’s notice a majority of the independent members of the Board of Directors determines, that the beneficial ownership of voting securities by such family member creates a substantial threat to corporate policy and effectiveness. For the purpose of clause (iii) above, “family” means any lineal descendent, including adoptive relationships, of Earl E. Congdon or John R. Congdon, any spouse of the foregoing and any trust established by or for the benefit of any of the foregoing, and “independent” shall have the meaning set forth in the corporate governance rules of the principal exchange on which the Company’s common stock is listed; or
(b)    The date when, as a result of a tender offer or exchange offer for the purchase of securities of the Company (other than such an offer by the Company for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two (2)-year period during the term constitute the Board, plus new directors whose election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of such two-year period (“Continuing Directors”), cease for any reason during such two-year period to constitute at least two-thirds (2/3) of the members the Board; or
(c)    The effective date of a merger, share exchange or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(d)    The effective date of the sale or disposition by the Company of all or substantially all of the Company’s assets.
2.8.    “Code” means the Internal Revenue Code of 1986, as amended, and rules and regulations issued thereunder.
2.9.    “Common Stock” means (i) the common stock of the Company, par value $0.10 per share, as adjusted as provided in ARTICLE 7, or (ii) if there is a merger, consolidation or other event or transaction and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such Common Stock of the Company.
2.10.    “Company” means Old Dominion Freight Line, Inc., a Virginia corporation with its principal offices at Thomasville, North Carolina, together with any successor thereto.
2.11.    “Competitive Activity” means (i) the Participant’s participation in, engagement by, possession of a financial or other interest in or filling a position directly or indirectly with (whether individually or as an employee, agent, partner, shareholder, consultant, or otherwise), any enterprise or business if such enterprise or business competes with the business of the Company in any state in which the Company conducts its business; (ii) the solicitation by the Participant of any other person to engage in any of the foregoing activities; (iii) the solicitation of any employee of the Company to leave the employ of the Company, or to do business with any enterprise or business which competes with the business of the Company; (iv) the solicitation of any customer, vendor or supplier of the Company; or (v) breach of any confidentiality obligations or restrictions to which the Participant is subject. The ownership of an interest constituting not more than two (2) percent of the outstanding debt or equity in a company whose securities are traded on a recognized stock exchange or traded on the over-the-counter market shall not be deemed financial participation in a competitor even though that company may be a competitor of the Company.
2.12.    “Eligible Key Employee” shall mean an employee who is determined by the Administrator to (i) be in a position to affect materially the continued growth and prosperity of the Company by reason of the individual’s duties, responsibilities, personal capabilities, performance, potential or any combination of such factors, and (ii) be a management or highly compensated employee of the Company. An individual will be treated as an employee of the Company if there exists between the individual and the Company the legal relationship of employer and employee.
2.13.    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations issued thereunder.
2.14.    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statutes or regulations of similar purpose or effect.
2.15.    “Fair Market Value” of a share of Common Stock as of a given date shall be established in good faith by the Administrator. The Administrator may in its discretion use (i) the 50-day moving average of a share of Common Stock as reported on the principal stock exchange on which shares of the Common Stock are then traded (with such 50-day averaging period ending on the trading day immediately preceding such given date), or (ii) any other method as the Administrator may determine in good faith.
2.16.    “For Cause” means one or more of the following, in each case as determined by the Administrator in its sole discretion: (i) the Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, theft, fraud or embezzlement from the Company; (ii) the

Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, a felony which constitutes a crime involving moral turpitude and results in material harm to the Company; (iii) willful and continued failure by the Participant to substantially perform his duties on behalf of the Company (other than any such failure resulting from the Participant’s Total Disability) for a period of at least thirty (30) consecutive days after a written demand for substantial performance has been delivered to the Participant by the Responsible Person (as defined below) which specifically identifies the manner in which the Responsible Person believes that the Participant has not substantially performed the Participant’s duties; (iv) willful misconduct or gross negligence by the Participant which is injurious to the Company; or (v) any diversion by the Participant for his personal gain of any clearly viable and significant business opportunity from the Company (other than with the prior written consent of the Board). For purposes of this Section 2.16, an act, or failure to act, on the Participant’s part shall not be deemed “willful” if done, or omitted to be done, by the Participant in good faith and with reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company, and “Responsible Person” shall mean the Chief Executive Officer of the Company or such other executive officer of the Company who is the direct or indirect supervisor of the Participant.
2.17.    “Grant Date” means the date an Award is granted to a Participant.
2.18.    “Participant” means an Eligible Key Employee who has received an Award that has not been settled, cancelled or forfeited.
2.19.    “Person” means any individual, partnership, joint venture, corporation, company, firm, group or other entity.
2.20.    “Phantom Stock” means a contractual right to receive an amount in cash equal to the Fair Market Value of a share of Common Stock on the Settlement Date.
2.21.    “Plan” means the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan, as it may be amended and/or restated.
2.22.    “Securities Act” means the Securities Act of 1933, as amended, and any successor statutes or regulations of similar purpose or effect.
2.23.    “Settlement Date” means the first to occur of the following:
(i)    The date of the Participant’s termination of employment for any reason other than death, Total Disability or For Cause;
(ii)    The date of the Participant’s death while employed by the Company; or
(iii)    The date of the Participant’s termination of employment as a result of his Total Disability.
2.24.    “Total Disability” means, for purposes of this Plan, that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; provided, that the term

“Total Disability” shall be interpreted in a manner consistent with the term “disability” under Code Section 409A if and to the extent required under Code Section 409A.
2.25.    “Vesting Date” shall have the meaning given such term in ARTICLE 5 and/or in an individual Award Agreement.
ARTICLE 3.    ADMINISTRATION OF THE PLAN.
3.1.    Duties and Powers of the Administrator. The Plan shall be administered by the Administrator. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator may be taken by a written instrument signed by all of the members of the Administrator and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly called and held. Subject to the provisions of the Plan, the Administrator shall have full and final authority, in its discretion, to take action with respect to the Plan including, without limitation, the authority to (i) determine the terms and provisions of Awards made pursuant to the Plan; (ii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iii) to construe and interpret the Plan and Award Agreements, the rules and regulations, and to make all other determinations deemed necessary or advisable for administering the Plan. Subject to the claims procedures described in ARTICLE 13, the decisions and interpretations of the Administrator with respect to any matter concerning the Plan or any Award shall be final, conclusive, and binding on all parties who have an interest in the Plan or such Award. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan. No member of the Administrator shall be liable while acting as such for any action or determination made in good faith with respect to the Plan or any Award. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner and to the fullest extent provided in the Company’s articles of incorporation and/or bylaws and/or pursuant to Applicable Law. No individual member of the Administrator shall have any right to vote or decide upon any matter relating solely to himself or to any of his exclusive rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other actions taken without a meeting).
3.2.    Delegation. Notwithstanding the other provisions of Section 3.1, the Administrator may delegate to one or more officers of the Company the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator of the Plan and summarized in Section 3.1 with respect to such Awards, subject to any restrictions imposed by Applicable Law (including, but not limited to, Rule 16b-3 adopted under Section 16 of the Exchange Act and Section 162(m) of the Code), and such terms and conditions as may be established by the Administrator. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3.2 to one or more officers of the Company, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other Applicable Law.
3.3.    Expenses; Professional Assistance. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions, or valuations of any such persons.
ARTICLE 4.    ELIGIBILITY. An Award may be granted to an individual who satisfies each of the following eligibility requirements on the Grant Date:
(i)    The individual is an Eligible Key Employee.

(ii)    The individual is selected by the Administrator as an individual to whom an Award shall be granted.
ARTICLE 5.    AWARDS.
5.1.    Phantom Stock. The maximum number of shares of Phantom Stock available for Awards under this Plan shall be 1,000,000, subject to adjustment as provided in ARTICLE 7. Any shares of Phantom Stock subject to an Award which, for any reason, expires, is cancelled, is forfeited or is otherwise terminated without settlement as to such shares of Phantom Stock may again be subject to an Award granted under the Plan. No shares of Common Stock shall be issued pursuant to the Plan and payments made under the Plan, if at all, shall be made solely in cash.
5.2.    Grant of Awards. Subject to the provisions of ARTICLES 10 and 15, the Administrator may, in its sole and absolute discretion, at any time and from time to time grant shares of Phantom Stock to any Eligible Key Employee who has been selected by the Administrator to receive an Award. The Administrator shall determine the number of shares of Phantom Stock to be granted, which may, in its sole and absolute discretion, vary for each Eligible Key Employee. Each Award shall be evidenced by an Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Administrator shall approve.
5.3.    Unit Accounts. Any shares of Phantom Stock awarded to a Participant pursuant to an Award shall be credited to a Phantom Stock account to be maintained on behalf of such Participant. Such account shall be debited by the number of shares of Phantom Stock with respect to which any payments are made pursuant to ARTICLE 6.
5.4.    Vesting. Unless the Administrator determines otherwise, the following provisions shall apply:
(i)    Each Award shall vest (each such date, a “Vesting Date”) with respect to twenty percent (20%) of the Phantom Stock subject to the Award on each anniversary of the Grant Date, commencing with the first anniversary of the Grant Date, such that the Award shall be fully vested on the fifth anniversary of the Grant Date; provided that (a) the Participant has been continuously employed by the Company or an Affiliate from the Grant Date until each respective Vesting Date; (b) the Participant has been continuously employed by the Company or an Affiliate for at least ten (10) years on the respective Vesting Date; and (c) the Participant has attained age 65 on the respective Vesting Date. In the event that the Participant has not satisfied either of the conditions described in Section 5.4(i)(b) or Section 5.4(i)(c) on a respective Vesting Date, the Award shall vest on the later of the respective Vesting Date or the date on which the Participant satisfies both of the conditions described in Section 5.4(i)(b) and Section 5.4(i)(c) herein.
(ii)    In addition, and notwithstanding the provisions of Section 5.4(i), each Award shall also vest on the earliest to occur of the following:
(A)    The date of a Change of Control, provided that the Participant has been continuously employed by the Company or an Affiliate from the Grant Date until the date of the Change of Control event;

(B)    The date of the Participant’s death, provided that the Participant has been continuously employed by the Company or an Affiliate from the Grant Date until the date of death;
(C)    The date of the Participant’s Total Disability, provided that the Participant has been continuously employed by the Company or an Affiliate from the Grant Date until the date of Total Disability.
Notwithstanding that an Award may have vested in whole or in part, an Award shall not be settled, and a Participant shall have no right to any payment with respect to an Award, unless a Participant is entitled to settlement as provided in Section 2.23 and ARTICLE 6 herein.
Except as otherwise determined by the Administrator, any Award which is not vested upon the date of a Participant’s termination of employment with the Company shall be forfeited, and no payment shall be made thereon. If the Participant engages in a Competitive Activity or is terminated For Cause or otherwise violates any recoupment or forfeiture provisions as described in ARTICLE 16 or as may be included in an Award Agreement, he shall forfeit the right to receive payments with respect to an Award and shall be required to return to the Company payments previously made, as provided in ARTICLE 16 or in an individual Award Agreement. Notwithstanding the preceding provisions of Section 5.4, the Administrator shall have authority to modify and/or accelerate the vesting of Awards (but not to accelerate or modify the distribution of benefits related to Awards, unless otherwise permitted under Code Section 409A). The determination whether to modify and/or accelerate vesting of an Award shall be made in the Administrator’s sole discretion, and, if the Administrator elects to modify and/or accelerate the vesting of an Award with respect to a Participant, neither the Participant nor any other Participant shall have any right to accelerated or modified vesting with respect to any other Award.
ARTICLE 6.    SETTLEMENT OF PHANTOM STOCK.
6.1.    Settlement Date. Each vested Award shall become payable upon the Participant’s Settlement Date.
6.2.    Settlement of Award. On the Settlement Date, the Participant shall be entitled to receive, for each share of Phantom Stock subject to the Participant’s Award, if and only to the extent the Award is vested as of the Settlement Date, an amount equal to the Fair Market Value of a share of Common Stock as determined on the Settlement Date, less any required withholding. The amount of payment with respect to an Award shall be based on the Fair Market Value of a share of Common Stock on the Settlement Date, without regard to the Fair Market Value of a share of Common Stock on any other (later) date. No payment shall be made with respect to any portion of an Award that is not vested as of the Participant’s Settlement Date, and any such unvested portion of an Award shall be forfeited at that time. No shares of Common Stock shall be issued pursuant to the Plan or an Award Agreement and payments made under the Plan or an Award Agreement, if at all, shall be made solely in cash. Subject to the provisions of Sections 6.3, ARTICLE 10, and ARTICLE 11, such amount shall be paid in cash to the Participant in twenty-four substantially equal monthly installments commencing on the first day of the calendar month next following the Settlement Date, unless an Award Agreement provides otherwise or the Administrator determines otherwise, in each case in a manner in accordance with Code Section 409A. In addition, a Participant may elect to defer the annual installments payable under an Award Agreement for a period of five years by filing a written election with the Administrator at least one year in advance of the date as of which payment of the annual installments would otherwise commence (each annual installment shall be regarded as a separate payment for purposes of Code Section 409A). No interest or earnings shall be paid on any distribution made after the Settlement Date, whether such payments are made in twenty-four monthly installments as provided herein or pursuant to payments made at the Participant’s election in accordance with the Plan and the Award Agreement. In the event an amount becomes payable pursuant to this ARTICLE 6 on account of the Participant’s termination of employment due to death, or the Participant becomes entitled to receive an amount pursuant to this ARTICLE 6 and he dies prior to receiving any or all of the amounts to which he is due, then the amounts payable pursuant to this ARTICLE 6 shall be made to the beneficiary or beneficiaries (which may include individuals, trusts or other legal entities) designated by the Participant on the form attached hereto as Exhibit A and filed with the Plan Administrator prior to his death (the “Beneficiary Designation Form”). If the Participant fails to designate a beneficiary or fails to file the Beneficiary Designation Form with the Plan Administrator prior to his death, such amounts shall be made to his estate. If a named beneficiary entitled to receive payments pursuant to the Beneficiary Designation Form dies at a time when additional payments still remain to be paid, then and in any such event, such remaining payments shall be paid to the other primary beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any, otherwise to the contingent beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any; otherwise to the estate of the Participant.
6.3.    Small Payments. Notwithstanding the provisions of Sections 6.2, in the event the amount to be paid to or on behalf of a Participant pursuant to Section 6.2 in settlement of any Award shall be less than the limit applicable under Reg. 1.409-A(3)(j)(v), such amount shall be paid to the Participant or his beneficiary, as the case may be, in a single lump sum payment as soon as practicable following the Settlement Date.
ARTICLE 7.    DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Administrator shall make such adjustments in the number of shares of Phantom Stock reserved under the Plan and the number of shares of Phantom Stock with respect to which an Award held by any Participant is referenced, as are necessary to prevent dilution or enlargement of an Award. Such adjustments shall be conclusive and binding upon all parties concerned.
ARTICLE 8.    CANCELLATION OF AWARDS. The Administrator may cancel all or any part of an Award with the written consent of the Participant holding such Award. In the event of any cancellation, all rights of the Participant in respect of such cancelled Award shall terminate.
ARTICLE 9.    MISCELLANEOUS PROVISIONS.
9.1.    Assignment and Transfer. Awards shall not be transferable other than by will or the laws of intestate succession and may be realized, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative. No Award or interest or right therein shall be liable for the debts, contracts, or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
9.2.    No Right to Awards or Employment. No Eligible Key Employee, Participant or other person shall have any claim or right to be granted an Award. Under no circumstances shall the terms of the Plan constitute a contract of continuing employment or in any manner obligate the Company to continue or discontinue the employment of an Eligible Key Employee or Participant, or to change the policies of the Company regarding termination of employment. Except as otherwise provided in the Plan or an Award Agreement, all rights of a Participant with respect to an Award shall terminate upon termination of employment.
9.3.    Source of Payments; General Creditor Status. The obligations of the Company to make payments hereunder shall constitute a liability of the Company to the Participant. Such payments shall be from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the Participant nor any other person shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in this Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the Participant or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.
9.4.    Withholding. The Company shall have the right to deduct from payment of an Award any taxes required by law to be withheld from the Participant with respect to such payment.
9.5.    Compliance with Applicable Law. The Company may impose such restrictions on Awards and any right to cash payments underlying an Award as it may deem advisable, including without limitation restrictions under an Applicable Law. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to make any distribution of benefits under the Plan, or take any other action, unless such distribution or action is in compliance with Applicable Law. The Company will be under no obligation to register securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so.
9.6.    Administration and Interpretation. The authority and discretion to administer this Plan, and to construe and interpret this Plan and any Award Agreement, shall be vested in the Administrator, and the Administrator shall have all powers as are provided in the Plan and any Award Agreement. Any interpretation of this Plan or an Award Agreement by the Administrator and any decision made by it with respect to this Plan or an Award Agreement is final and binding.
9.7.    No Strict Construction. No rule of strict construction shall be applied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award, or any rule or procedure established by the Administrator.
9.8.    Shareholder Rights. A Participant shall not have any dividend, voting, or other shareholder rights by reason of a grant of an Award or settlement of an Award.
9.9.    Severability. Whenever possible, each provision in the Plan and in every Award Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Plan or any Award Agreement made thereunder shall be held to be prohibited by or invalid under Applicable Law, then (i) such provision shall be deemed amended to, and to have contained from the outset such language shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.

9.10.    Governing Law. The Plan and the performance hereunder and all suits and special proceedings hereunder shall be governed by and construed in accordance with and under and pursuant to the laws of the State of North Carolina without regard to conflicts of law principles thereof, except as superseded by applicable federal law.
9.11.    Section 16(b) Compliance. If and to the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.
9.12.    Gender and Number. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.
ARTICLE 10.    AMENDMENT AND TERMINATION.
10.1.    Amendment and Termination. The Plan may be amended, altered and/or terminated at any time by the Board provided, however, that approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Law. Any Award may be amended, altered and/or terminated at any time by the Administrator, provided, however, that any such amendment, alteration or termination of an Award shall not, without the consent of the Participant, materially adversely affect the rights of the Participant with respect to the Award.
10.2.    Unilateral Authority of Administrator to Modify Plan and Awards. Notwithstanding Section 10.1, the following provisions shall apply:
(a)    The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A or related regulations or other guidance).
(b)    The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.
ARTICLE 11.    COMPLIANCE WITH CODE SECTION 409A. To the extent applicable, the Company intends that this Plan comply with Section 409A of the Code, and all rules, regulations and other similar guidance issued thereunder (“Code Section 409A”). This Plan shall at all times be interpreted and construed in a manner to comply with Code Section 409A (including compliance with any applicable exemptions from Code Section 409A) and that should any provision be found not in compliance with Code Section 409A, the Company shall execute any and all amendments to this Plan deemed necessary and required by the Company’s legal counsel to achieve compliance with Code Section 409A or any applicable exemption. In no event shall any payment required to be made pursuant to ARTICLE 6 of the Plan that is considered deferred compensation within the meaning of Code Section 409A be made to the Participant as a result of his “termination of employment” unless he has incurred a separation from service as defined under Code Section 409A, and the term “termination of employment” (or words or phrases of similar meaning) shall be construed to mean a “separation of service” if and to the extent required under Code Section 409A. In the event amendments are required to make this Plan compliant with Code Section 409A, the Company shall use its best efforts to provide the Participant with substantially the same benefits and payments he would have been entitled to pursuant to this Plan had Code Section 409A not applied, but in a manner that is compliant with Code Section 409A or any of its exemptions. The manner in which the immediately preceding sentence shall be implemented shall be the subject of good faith determination of the Company. In no event shall any payment required to be made pursuant to this Plan that is considered deferred compensation within the meaning of Code Section 409A (and is not otherwise exempt from the provisions thereof) be accelerated in violation of Code Section 409A. In the event that the Company (or a successor thereto) has any stock that is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service (as defined under Code Section 409A) may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. In the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.
ARTICLE 12.    SUCCESSORS. The Plan shall bind any successor of or to the Company, the Company’s assets or the Company’s businesses (whether direct or indirect, by purchase of such assets or businesses, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under the Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by the Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in the Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the Plan. The Plan shall bind the Participants, their executors, administrators, personal representatives and beneficiaries.
ARTICLE 13.    ERISA REQUIREMENTS.
13.1.    Named Fiduciaries. For purposes of ERISA, the Administrator will be the Named Fiduciary and Plan Administrator with respect to the Plan. The Plan shall be administered and the records of the Plan shall be maintained on the basis of the plan year. The plan year shall be the twelve month period ending on December 31 of each year.
13.2.    Claims and Review Procedures. The following claims procedure shall apply for purposes of the Plan. The Participant and his assigns (if any) and the Company and its assigns (individually or collectively, “Claimant”) must follow the procedures set forth herein.

13.2.1 Filing a Claim; Notification to Claimant of Decision: The Claimant shall make a claim in writing in accordance with procedures and guidelines established from time to time by the Plan Administrator, which claim shall be delivered to the Plan Administrator. Any claims relating to the settlement of an Award must be made by the Claimant within the one-year period following his termination of employment. The Plan Administrator shall review and make the decision with respect to any claim. If a claim is denied in whole or in part, written notice thereof shall be furnished to the Claimant within thirty (30) days after the claim has been filed. Such notice shall set forth:
(i)    The specific reason or reasons for the denial;
(ii)    A specific reference to the provisions of the Plan on which denial is based;
(iii)    A description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary; and
(iv)    An explanation of the procedure for review of the denied claim.
13.2.2 Procedure for Review: Any Claimant whose claim has been denied in full or in part may individually, or through the Claimant’s duly authorized representative, request a review of the claim denial by delivering a written application for review to the Board at any time within sixty (60) days after receipt by the Claimant of written notice of the denial of the claim. Such request shall set forth in reasonable detail:
(i)    The grounds upon which the request for review is based and any facts in support thereof; and
(ii)    Any issues or comments which the Claimant considers pertinent to the claim.
Following such request for review, the Board shall fully and fairly review the decision denying the claim. Prior to the decision of the Board, the Claimant shall be given an opportunity to review pertinent documents.
13.2.3 Decision on Review: A decision on the review of a claim denied in whole or in part shall be made in the following manner:
(i)    The decision on review shall be made by the Board, which shall consider the application and any written materials submitted by the Claimant in connection therewith. The Board, in its sole discretion, may require the Claimant to submit such additional documents or evidence as the Board may deem necessary or advisable in making such review.
(ii)    The Board shall render a decision upon a review of a denied claim within sixty (60) days after receipt of a request for review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. Written notice of any such extension will be furnished to the Claimant prior to the commencement of the extension.

(iii)    The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and the specific references to the provisions of the Plan on which the decision is based. The decision of the Board on review shall be final and conclusive upon all persons. If the decision on review is not furnished to the Claimant within the time limits prescribed in subparagraph (ii) above, the claim will be deemed denied on review.
ARTICLE 14.    RIGHT OF OFFSET. Notwithstanding any other provision of the Plan to the contrary, the Company may (subject the any Code Section 409A considerations) at any time reduce the amount of any payment otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company that is or becomes due and payable, and, by entering into an Award Agreement, the Participant shall be deemed to have consented to such reduction.
ARTICLE 15.    EFFECTIVE DATE OF THE PLAN. The Plan is effective as of October 30, 2012 (the “Effective Date”) and shall continue in effect until the termination of the Plan by the Board in accordance with ARTICLE 10. Awards outstanding as of the Plan termination date shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.
ARTICLE 16.    COMPLIANCE WITH RECOUPMENT, OWNERSHIP AND OTHER POLICIES OR AGREEMENTS:
16.1.    General. Notwithstanding anything in the Plan or an Award Agreement to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in ARTICLE 3 herein, in its discretion provide that an Award or benefits related to an Award shall be forfeited and/or recouped (that is, returned to) the Company if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, at any time For Cause, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of cash or any other benefit under the Plan, the Administrator may, at any time, require that a Participant agree to abide by any compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.
16.2.    Engagement in Competitive Activity. Without in any way limiting the Administrator’s authority under Section 16.1 or any other provision in the Plan or in any Award Agreement, in the event the Administrator, in its sole and absolute discretion, determines that the Participant has engaged in a Competitive Activity at any time during employment by the Company or an Affiliate or during the two-year period following termination of employment, (i) any payments to which the Participant is otherwise entitled shall immediately cease and the Participant shall have no right to receive any further payments under the Plan or any Award; and (ii) the Participant shall immediately return to the Company, and the Company shall without any further action have the right to recover, any amounts that have been paid to the Participant pursuant to an Award in the two-year period following termination of employment.

IN WITNESS WHEREOF, this Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan is executed in behalf of the Company as of the 30th day of October, 2012.

Attest: /s/ Ross H. Parr . Secretary/Asst. Secretary [Corporate Seal]	OLD DOMINION FREIGHT LINE, INC. By: /s/ David S. Congdon . David S. Congdon, President and Chief Executive Officer

EXHIBIT A
OLD DOMINION FREIGHT LINE, INC.
2012 PHANTOM STOCK PLAN
BENEFICIARY DESIGNATION
Subject to and in accordance with the provisions of ARTICLE 6 of the OLD DOMINION FREIGHT LINE, INC. 2012 PHANTOM STOCK PLAN (the “Plan”), the Participant hereby designates the following beneficiary(ies) entitled, upon the death of the Participant, to any amounts payable under ARTICLE 6 of the Plan following his death (the “death benefit”):

(A)	Primary Beneficiary(ies): In equal shares to those of the following beneficiary(ies) who are living or in existence at the Participant’s death:

Name	Relationship	Address

(B)
Contingent Beneficiary(ies): If there is no primary beneficiary living or in existence at the Participant’s death, then in equal shares to those of the following beneficiary(ies) who are living or in existence at the Participant’s death:

Name	Relationship	Address

****************************************************
This Beneficiary Designation Form supersedes and revokes all beneficiary designations, if any, previously made by the Participant but is not intended to, and does not, supercede or revoke any of the provisions of ARTICLE 6 of the Plan.
This Beneficiary Designation Form may be changed by executing and delivering a new designation to the Plan Administrator.
This Beneficiary Designation Form is signed in duplicate, and one executed copy shall be retained by the Plan Administrator and one shall be retained by the Participant.

DATED:
DATED:	PLAN ADMINISTRATOR By: